                                                                    Exhibit 10.4

     Exhibit 10.4 is a form of Employment Agreement entered into between each of the below named executive officers and significant employees. Each employment agreement is identical in form with the exception of the base salary, restricted stock grants, options and exercise price and severance payments; all of which are set forth in the following tables.

                        SUMMARY SHEET OF PRINCIPAL TERMS
                        TO FORM OF EMPLOYMENT AGREEMENTS

         The Company entered in employment agreements with its Executive Officers and the following key employees:

                                                          Date        Expiration
    Employee                    Position                 Entered         Date

Robert J. Donahue        Chief Executive Officer        15-May-00     15-May-03
                         and Chairman
Daniel M. Wickersham     President                      15-May-00     15-May-03
Pere Valles              Chief Financial Officer        28-Dec-00     15-May-03
Colum P. Donahue         Chief Operating Officer        15-May-00     15-May-03
                         and Secretary
Fred Bigney              VP of Network Planning         15-May-00     15-May-03
Mike Dombrowski          Director of Engineering        15-May-00     15-May-03
Ted Broa                 Director of Operations         15-May-00     15-May-03
Chuck Roelle             Controller                     15-May-00     15-May-03
Donna Janick             Director of Administration     15-May-00     15-May-03

         The table summarizes the principal terms of the employment agreements:

                                                Option Grants
                                              ------------------
                                 Restricted
                         Base       Stock     No. of    Exercise   Severance
    Employee            Salary     Grants     options     price     Payment
    --------            ------     ------     -------     -----     -------
Robert J. Donahue      230,000      75,000    250,000      8.00    18 Months
Daniel M. Wickersham   200,000     425,000    225,000      8.00    12 Months
Pere Valles            175,000     425,000    150,000      0.75    12 Months
Colum P. Donahue       150,000      75,000    200,000      8.00    12 Months
Fred Bigney            180,000     125,000     75,000      8.00    6 Months
Mike Dombrowski        125,000      35,000    100,000      8.00    6 Months
Ted Broa               110,000      75,000     75,000      8.00    6 Months
Chuck Roelle            75,000     115,000    100,000      8.00    6 Months
Donna Janick            70,000     125,000    100,000      8.00    12 Months

       The stock granted to the employees vests in the following manner: 44% on September 15, 2001, 22% on May 15, 2002 and 34% on May 15, 2003. The options have the following vesting schedule: 33% on May 15, 2001, 33% on May 15, 2002 and 33% on May 15, 2003.

         The Company may terminate the employment agreements only for cause. In case of termination without cause, the employee is entitled to the severance payment shown on the table above and to the acceleration in the vesting of the stock and options granted.

                          FORM OF EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT is entered into by and between GlobalNet International, Inc., a Delaware corporation (the "Company"), and Robert Jerome Donahue, the undersigned individual ("Executive").

                                    RECITALS

         WHEREAS, the Company has or will participate in a reorganization transaction resulting in the merger of DTAS Corporation, DTAC Corporation, and Donahue Holdings, Inc. (the "Reorganization Transaction");

         WHEREAS, the Company is presently contemplating a merger transaction that would result in the merger of the Company with Rich Earth, Inc., a Delaware corporation (the "Merger Transaction");

         WHEREAS, the Company wishes to provide Executive with certain equity incentives that are conditioned upon, among other things, the Company consummating both the Reorganization Transaction and the Merger Transaction;

         WHEREAS, the Company contemplates that the terms and conditions of this Employment Agreement shall survive the Reorganization Transaction and the Merger Transaction and be binding upon any successor to the Company subject to the consent and approval of such successor company;

         WHEREAS, the Company and Executive desire to enter into an Employment Agreement setting forth the terms and conditions of Executive's employment with the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

         1. Employment.

                  A. The Company hereby employs Executive to serve as its Chairman and Chief Executive Officer, and in such other positions as the Company may determine in its sole discretion from time to time. The term of employment shall commence on March 1, 2000 and expire on May 15, 2003 (the "Employment Period" or "Term"), provided that this contract shall automatically renew for successive one year periods provided that during any renewal term either party shall have the right to terminate the agreement upon thirty (30) days advance written notice. The term shall be for the Employment Period, plus any renewal term, unless earlier terminated as set forth herein.

                  B. Duties and Responsibilities. Executive shall have the duties and responsibilities as assigned to him from time to time by the Chief Executive Officer and the Board of Directors of the Company.

                  C. Location. The initial location at which Executive shall perform services for the Company shall be the Chicago area.

         2. Compensation.

                  (a) Base Salary. Executive shall be paid a base salary equal to $230,000 per year ("Base Salary"), payable in no less than monthly installments consistent with Company's payroll practices. Executive's Base Salary shall be reviewed on an annual basis, by the Board of Directors of the Company to determine if such Base Salary should be increased for the following year in recognition of services to the Company.

                  (b) Executive may also be eligible to receive an annual performance bonus (the "Performance Bonus") each year based on the Company meeting annual revenue and earning targets (the "Performance Targets") established by the Board of Directors after consultation with the Executive. In the event that a Performance Bonus is earned by the Executive, it shall be payable within ninety (90) days after the end of each calendar year subject to the Executive being employed at the end of such calendar year or at such other time as the Board of Directors may determine.

                  (c) Payment. Payment of all compensation and bonuses to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

         3. Other Employment Benefits.

                  (d) Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable ordinary and necessary business and travel expenses duly incurred by Executive in the performance of his duties under this Agreement.

                  (e) Benefit Plans. Executive and his immediate family shall be entitled to participate in the Company's medical and dental plans, life and disability insurance plans and retirement plans subject to the terms and conditions of such plans and the policies of the Company. Executive shall be entitled to participate in any other benefit plan offered by the Company to its employees during the term of this Agreement (other than stock option or stock incentive plans, which are governed by Sections 3(d) and (e) below). Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time.

                  (f) Vacation. Executive shall be entitled to fifteen (15) working days of vacation for each full calendar year of service to the Company, exclusive of legal holidays, as long as the scheduling of Executive's vacation does not interfere with the Company's normal business operations. Vacation days shall accrue on a monthly basis and any unused vacation days which have accrued through the date of termination shall be paid to Executive and any vacation days used, but not accrued shall be paid by Executive to Company, or deducted from any amounts due Executive. Vacation days shall be prorated for any partial year of service to the Company. Vacation days not used during a calendar year shall be carried forward until March 31 of the following year after which such vacation time shall be forfeited.

                  (g) Stock Options. As of May 15, 2000, the Company grants to Executive, options to purchase 25 shares of the Common Stock of the Company; provided, however, that such options shall not become exercisable unless and until the Company completes the Reorganization Transaction and the Merger Transaction. Upon the consummation of the Reorganization Transaction and the Merger Transaction, these options will convert into the right to buy 250,000 shares of Common Stock (the "Options") of Rich Earth, Inc. ("Rich Earth"), the name of which will be changed to GlobalNet, Inc. and will be governed by the GlobalNet, Inc. 2000 Stock Plan (the "Equity Incentive Plan") and any stock option agreement representing the Options. The Equity Incentive Plan shall be subject to the approval of the shareholders and directors of Rich Earth prior to or within a reasonable period of time after the consummation of the Merger Transaction. The Options shall be further subject to the following vesting schedule and other terms and conditions:

                  (i) The Options will vest only as follows:

                          II.      Event                           Vesting Amount
                             1)  If Executive is still an     One-third of the Options
                                  employee of the Company
                                  on May 15, 2001.

                             2)  If Executive is still an     One-third of the Options
                                  employee of the Company
                                  on May 15, 2002.

                             3)  If Executive is still an     One-third of the Options
                                  employee of the Company
                                  on May 15, 2003.

                  (ii) The exercise price under the Options shall be $8.00 per share of Common Stock of Rich Earth, the fair market value of the Common Stock on the date of grant of the Options, provided that there shall be no adjustment to the exercise price as a result of the Reorganization Transaction or the Merger Transaction.

                  (iii) The vested Options shall be exercisable until the earlier of five (5) years after vesting or ninety (90) days after termination of Executive's employment with the Company. Subject to
         Section 13, no additional vesting of the Options shall occur after Executive's death, disability, or cessation of employment with the Company for any reason.

                  (iv) Issuance of the Options shall be in accordance with all applicable securities laws and the other terms and conditions of the Company's Equity Incentive Plan. Executive acknowledges that the Equity Incentive Plan contains additional covenants, conditions, and restrictions that shall be applicable to this grant and may provide for the execution of additional documents in connection with the grant, exercise or disposition of these Options and the underlying Common Stock.

                  (v) Executive acknowledges that the Company does not make, nor has it authorized anyone to make on its behalf, any representations or warranties as to the value of the Options or the Common Stock underlying the Options today or in the future. Executive understands and acknowledges that both the Options and the underlying Common Stock may have no value. Executive understands and acknowledges that in the event the Company or Rich Earth makes available its capital stock, including without limitation its Common Stock, in a public offering or a private placement, it is likely that the outstanding securities, including without limitation its Common Stock underlying the Options, could be subject to a reverse split.

                  (vi) Executive and Company agree that that portion of the Options that qualify for treatment as Incentive Stock Options in accordance with Section 422 of the Internal Revenue Code shall be treated by the parties as such. Executive acknowledges that the following additional rules may apply to the treatment of Incentive Stock Options:

                           (a) The exercise price and vesting period of any
                  Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

                           (b) The aggregate Fair Market Value (determined as of
                  the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $ 100,000.

                           (c) Any Stock Options granted as Incentive Stock
                  Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in subsection (2) above is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.

                  (h) Car. At all times during the Employment Period, the Company shall, at its expense, reimburse the Executive for lease payments not to exceed $1,500 per month with respect to a late model car of style and make of the Executive's choosing.

                  (i) No Other Benefits. Except as may be approved by the Company in writing, Executive understands and acknowledges that the compensation and benefits specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans.

         4. Executive's Business Activities. Executive shall devote his entire business time, attention and energy exclusively to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed. Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder. Provided however, this section shall not be construed as preventing the Executive from (a) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Executive in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time one percent or more of the equity securities of any corporation engaged in a business competitive to that of the Company, and (c) participating in conferences, preparing or publishing papers or books or teaching so long as the Board of Directors approves of such activities prior to the Executive's engaging in them. Prior to commencing any activity described in clause (c) above, the Executive shall inform the Board of Directors of the Company in writing of any such activity.

         5. Termination of Employment.

                  (j) For Cause. Notwithstanding anything herein to the contrary, the Company may terminate Executive's employment hereunder for cause for any one of the following reasons: (i) conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed, (ii) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Company records,
         (iii) improper disclosure of the Company's confidential or proprietary information, (iv) any action by the Executive which has a material detrimental effect on the Company's reputation or business, (v) Executive's failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability, (vi) any breach of this Agreement, which breach is not cured within ten (10) days following written notice of such breach, (vii) a course of conduct amounting to gross incompetence, (viii) chronic and unexcused absenteeism, (ix) unlawful appropriation of a corporate opportunity, (x) a violation of employment policies, rules, and regulations (including rules prohibiting sexual harassment or discrimination), or (xi) misconduct in connection with the performance of any of Executive's duties, including, without limitations misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any willful violation of law or regulations on Company premises or to which the Company is subject. Upon termination of Executive's employment with the Company for cause, the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof. In the event of a termination for cause, all non-vested Awards shall terminate and no longer be exercisable.

                  (k) Without Cause. The Company may terminate Executive's employment hereunder at any time upon thirty (30) days advance written notice without cause, provided, however, that Executive shall be entitled to severance pay in the amount of two (2) years of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation, less deductions required by law, but if, and only if, Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company within ten (10) days of tender. In the event that the Company terminates Executive without cause, all non-vested Awards shall immediately vest and be exercisable. Executive may terminate his employment with the Company upon thirty (30) days advance written notice, provided that Executive shall not be entitled to any severance pay and all non-vested Awards shall immediately terminate and no longer be exercisable.

                  (l) Voluntary Termination Upon Change of Control. Executive may voluntarily terminate his employment under this Agreement within six (6) months following a Change of Control, as described in paragraph 13, upon 30 days written notice and the Employee shall thereupon be entitled to receive the severance payment described herein, upon the occurrence of any of the following events, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal Employee functions, more than 50 miles from his primary office as of the date of the Change of Control, (ii), the material reduction in the Employee's Base Compensation or Variable Compensation as in effect on the date of the Change of Control of as the same may be increased from time to time, or (iii) the failure by GlobalNet to continue to provide the Employee with compensation and benefits provided for under the agreement, as the same may increased from time to time, or the taking of any action by GlobalNet which would reduce any such benefits in a material way or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change of Control, provided that such reduction is not part of a GlobalNet-wide reduction which affects all employees or all similarly situated employees.

                  (m) Resignation. Upon termination of employment, Executive shall be deemed to have resigned as an officer and/or a director of the Company, if he or she holds any such office or directorship.

                  (n) Cooperation/Disrepute. After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive. During the Employment Period or any time thereafter, Executive agrees not to make any oral or written public statements disparaging the Company or any Company Affiliates.

         6. Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 180 consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation.

         7. Death of Executive. In the event of the death of Executive during the Employment Period, the Company's obligations hereunder shall automatically cease and terminate provided, however, that within 15 days the Company shall pay to the Executive's heirs or personal representatives Executive's Base Salary and accrued vacation accrued to the date of death. Executive shall be entitled to all Awards that have vested through the date of death and all non-vested Awards shall continue to vest pursuant to the schedule in Section 3(d) as if Executive were still an employee of the Company.

         8. Confidential Information and Invention Assignments. Executive is simultaneously executing an Employee Non-Disclosure Agreement (the "Non-Disclosure Agreement"). The obligations under the Non-Disclosure Agreement shall survive termination of this Agreement.

         9. Covenant Not to Compete.

         (o) Covenant. Executive covenants and agrees with the Company that except as expressly approved by the Board of Directors of the Company, from and after the date of this Agreement until two (2) years after the date the employment of Executive by the Company terminates for any reason (the "Ending Date"), Executive, and Executives' Affiliates, shall not directly or indirectly:

                  (i) except as an officer or employee of the Company (or any successor corporation into which it may be merged or consolidated), engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, receive any economic benefit from, have any financial interest in or exert any influence upon, any business which conducts activities in the Territory (as hereinafter defined) similar to those conducted by the Company (or any successor corporation into which the Company may be merged or consolidated), provided that this restriction shall not apply to any activity in connection with a business that does not actually or potentially compete with the activities of the Company (or any successor corporation into which the Company may be merged or consolidated);

                  (ii) except in connection with any duties as an officer or employee of the Company (or any successor corporation into which they may be merged or consolidated), solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Company at any time prior to the date of this Agreement, provided that this restriction shall not apply to any activity on behalf of a business that does not actually or potentially compete with the activities of the Company (or any successor corporation into which the Company may be merged or consolidated);

                  (iii) employ, solicit for employment or encourage to leave their employment, in each case, either as an employee, agent or representative, any person who was during the one year period prior to such employment, solicitation or encouragement or is an officer, employee, agent or representative of the Company (or any successor corporation into which the Company may be merged or consolidated);

                  (iv) avail himself of or invest in any business opportunity which is related to the activities conducted by the Company (or any successor corporation into which the Company may be merged or consolidated), and which came to his attention prior to the Ending Date,

                  (v) disturb, or attempt to disturb, any business relationship between any third party and the Company (or any successor corporation into which the Company may be merged or consolidated); or

                  (vi) make any statement to any third party, including the press or media, likely to result in adverse publicity for the Company (or any successor corporation into which the Company may be merged or consolidated).

         (p) Certain Remedies.

                  (i) In the event Executive or any Affiliate of Executive engages in any activity prohibited by subsections (a) above, Executive shall forfeit to the Company any non-vested Awards and all fights and amounts then remaining due to Executive or any Affiliate of Executive under this Agreement, including any remaining payments or installments due Executive, it being expressly understood and agreed, however, that such forfeiture shall not be the Company's sole remedy for such breach or otherwise limit the Company's other remedies available to it upon the occurrence of such breach.

                  (ii) Executive has reviewed the provisions of subsection (a) above with his legal counsel and he acknowledges that the Company would be irreparably injured by a violation of such subsections. Executive agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a seek preliminary injunction, temporary restraining order, or other equivalent relief, restraining Executive from any actual or threatened breach of any provision of subsection (a) above. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not exceed a nominal sum.

         B. Severance. If at any time any of the provisions of subsections (a) or (b) above shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then such subsections shall be considered divisible (with the other provisions to remain in full force and effect), and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Executive expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         C. Certain Terms. As used above, the term "directly or indirectly" shall include acts or omissions as proprietor, partner, joint venturer, employer, salesman, agent, representative, employee, officer, director, lender to or consultant for, or owner of any equity or other interest in, any person or entity; the term "Territory" shall mean all States and foreign countries in which the Company (or any successor corporation into which the Company may be merged or consolidated) has transacted business or has proposed to transact business, whether verbally or in writing, prior to the Ending Date; and the term "Affiliate" includes (i) any member of Executive's immediate family and/or (ii) any person or entity which Executive or any affiliate of Executive controls and/or owns, directly or indirectly, an equity or similar interest of 1% or more.

         10. Assignment and Transfer. Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company, by merger or otherwise, or any assignee thereof.

         11. No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

         12. Miscellaneous.

         (q) Suit Against Company. Other than an action to enforce the payment of Compensation provided for in Section 2 of this Agreement or an action to enforce the delivery of vested stock options provided for in Section 3(d) respectively, in the event that Executive brings any other action whatsoever against the Company for any reason, all non-vested Awards shall immediately terminate upon commencement of such action and shall no longer be exercisable.

         (r) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles.

         (s) Entire Agreement. This Agreement, together with the attached Equity Incentive Plan, Non Disclosure Agreement, and any other documents or exhibits referenced herein, contain the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

         (t) Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

         (u) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         (v) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive. The recitals contained in this Agreement are incorporated into the terms and conditions of this Agreement and shall form a part hereof.

         (w) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

         (x) Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

         (y) Remedy for Breach. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be difficult to ascertain, and that therefor any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to seek injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

         (z) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when either (i) hand delivered, (ii) sent by facsimile provided there is proof of transmission, or (iii) sent by certified or registered mail, with postage prepaid, to Executive's residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

         (aa) Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

         (bb) Disputes. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be litigated solely in state or federal court in Chicago, Illinois. Each party (1) submits to the jurisdiction of such court, (2) waives the defense of an inconvenient forum, (3) agrees that valid consent to service may be made by mailing or delivery of such service to the Illinois Secretary of State (the "Agent") or to the party at the party's last known address, if personal service delivery can not be easily effected, and (4) authorizes and directs the Agent to accept such service in the event that personal service delivery can not easily be effected.

         13. Change in Control.

         (cc) Definitions. For purposes of this Agreement, a "Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                           (i) the "Beneficial Ownership" of securities
                  representing more than fifty percent (50%) of the combined voting power of the Company is acquired by any "person" as defined in Section 13(d) and 14(d) of the Exchange Act (other than any beneficial owner of more than 20% of the Rich Earth stock as of the consummation of the Merger Transaction and other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                           (ii) the stockholders of the Company approve a
                  definitive agreement (1) to merge or consolidate the Company with or into another corporation if, following the merger or consolidation, the stockholders of the Company will possess less than fifty percent (50%) of the total voting power of the surviving entity, or (2) to sell or otherwise dispose of all or substantially all of the Company's assets.

                  D. Excluded Transaction. For purposes of this Section 13, a "Change in Control" shall not include the Reorganization Transaction, Merger Transaction, or any other transaction entered into by and between the Company or its shareholders or affiliates and Rich Earth, Inc. or its shareholders or affiliates (collectively "Rich Earth"). Upon the occurrence of any transaction with Rich Earth, any surviving corporation or acquiring corporation shall assume any Awards outstanding under this Agreement or shall substitute similar awards for those outstanding under the Agreement. Upon any such transaction with Rich Earth, the Beneficial Ownership of the Company for purposes of determining any future Change of Control shall include all shareholders of the Company and any surviving or acquiring corporation resulting from any Rich Earth transaction.

                  E. Acceleration of Vesting. In the event there is a "Change in Control" which is not an excluded transaction described in Section 13(b) above, all non-vested Awards shall immediately vest and be exercisable.

         EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

NOTICE: EXECUTIVE REPRESENTS THAT HE HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS EMPLOYMENT AGREEMENT AND THE

CONSIDERATION OF THE TAX IMPACTS OF ALL COMPENSATION, AND STOCK OPTIONS.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of May 15, 2000.

COMPANY:                                  EXECUTIVE:

GLOBALNET INTERNATIONAL, INC.


By:__________________________             ___________________________________
Name:________________________             Name:     Robert Jerome Donahue
Title:_______________________             Address:  119 West Adams
                                                    Villa Park, IL  60181